Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333- ) pertaining to the March 1, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies, March 1, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies, March 16, 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies, March 16, 2011 Corporate Stock Subscription Options Plan with Performance Conditions for Beneficiary Employees of Non-French Companies, June 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies, September 2011 Corporate Stock Subscription Options Plan for Beneficiary Employees of Non-French Companies and December 2011 Corporate Stock Subscription Options Plan Beneficiary Employees of Non-French Companies of Alcatel-Lucent, of our reports dated March 18, 2011, with respect to the consolidated financial statements of Alcatel-Lucent and subsidiaries and the effectiveness of internal control over financial reporting of Alcatel-Lucent and subsidiaries included in its Annual Report (Form 20-F) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Jean-François Ginies
Ernst & Young et Autres
Represented by Jean-François Ginies

Neuilly-sur-Seine, France
December 21, 2011